UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 19, 2017
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐            Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, Richard W. Edelman, who has served as a director of Merit Medical Systems, Inc. (the “Company”) since 1988, resigned as a director of the Company, effective as of that date. Mr. Edelman had served as the Lead Independent Director of the Company’s Board of Directors (the “Board”) since 2014 and as a member of the Board’s Audit Committee since 1991.

Mr. Edelman’s resignation was provided in accordance with the Company’s Corporate Governance Guidelines for retirement of directors and was not the result of any disagreement with the Company, its management or the Board or any matter relating to the Company’s operations, policies or practices.

In anticipation of Mr. Edelman’s resignation, the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”) had previously identified and, upon receipt of the resignation, recommended Thomas Gunderson as a candidate to serve as a director of the Company, filling the vacancy resulting from Mr. Edelman’s resignation. On May 24, 2017, the Board accepted the Nominating Committee’s recommendation, elected Mr. Gunderson to serve as a director of the Company and appointed him to serve as a member of its Audit Committee. In accordance with the provisions of the Second Amended and Restated Bylaws of the Company, Mr. Gunderson will serve as a director during the remainder of Mr. Edelman’s term, which expires in 2019.

Mr. Gunderson is the Chairman of the Board of Directors at the Minneapolis Heart Institute Foundation, an Executive in Residence at the University of Minnesota’s Medical Industry Leadership Institute, and a member of the American Heart Association’s Science and Technology Accelerator Committee. For over 20 years (until his retirement in 2016), Mr. Gunderson was a managing director and senior research analyst at Piper Jaffray, following medical technology companies. Mr. Gunderson has been recognized by several industry publications, including the Wall Street Journal, Institutional Investor, First Call, and Medical Device and Diagnostic Industry. In 2014, Thomson-Reuters named him “Top Stock Picker” in the medical technology sector. Mr. Gunderson holds a Bachelor’s degree from Carleton College, a Master’s degree in cell biology from the University of Minnesota and a Master’s degree in business administration from the University of St. Thomas. Mr. Gunderson is an independent director.

During his service as a director of the Company, Mr. Gunderson will be entitled to receive annual director’s fees consistent with the Company’s current director compensation practices. Mr. Gunderson will be entitled to receive the annual director’s fee, which is currently equal to $60,000, plus an annual fee of $10,000 for his service as a member of the Board’s Audit Committee. Mr. Gunderson will also be eligible to participate as a non-employee director in the Company’s benefit plans, consistent with the Company's non-employee director compensation practices. At the time of his appointment, Mr. Gunderson was awarded an option to acquire 25,000 shares of the Company’s common stock, with an exercise price of $34.40 per share. The option has a term of seven years and is scheduled to become exercisable in five equal annual increments, commencing in May 2018.

Since the beginning of the Company’s last fiscal year, neither Mr. Gunderson, nor any of his immediate family members, has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) promulgated under Regulation S-K. There are no arrangements or understandings between Mr. Gunderson and any other person pursuant to which Mr. Gunderson was appointed as a director of the Company.

As a result of Mr. Edelman’s resignation, the Board also elected Nolan E. Karras to serve as Lead Independent Director. Mr. Karras will receive annual compensation of $50,000 for serving in that position, in addition to payment of annual fees for his service as a director and a member of the Board’s Audit Committee.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the Company held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 49,856,158 shares of the Company’s common stock were entitled to vote as of March 28, 2017, the record date for the Annual Meeting, of which 44,713,771 shares were represented in person or by proxy at the Annual Meeting.

The shareholders of the Company voted on the following matters at the Annual Meeting: (i) the election of three directors of the Company, to serve until the annual meeting of the Company’s shareholders to be held in 2020 and until their respective successors have been duly elected and qualified, (ii) a non-binding advisory proposal to approve the compensation of the Company’s named executive officers, otherwise known as a “say-on-pay” vote, (iii) a non-binding advisory proposal to recommend the frequency of future advisory votes on executive compensation during the next six years, otherwise known as a “say-on-frequency” vote, and (iv) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Matter 1 - Election of Directors

Each of the three nominees listed below was re-elected to serve as a director of the Company. The votes cast for or withheld for each nominee, excluding 4,277,312 broker non-votes, were as follows:

Nominee	For	Withheld
Kent W. Stanger	37,829,135	2,607,324
Nolan E. Karras	37,617,566	2,818,893
David M. Liu, M.D.	38,664,849	1,771,610

Matter 2 - Advisory Vote on Executive Compensation

The results of the voting on a non-binding advisory proposal to approve the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,066,522	15,224,144	145,793	4,277,312

Accordingly, a majority of votes cast with respect to the advisory “say-on-pay” proposal were “for” approval of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement distributed in connection with the Annual Meeting.

Matter 3 - Advisory Vote on the Frequency of Votes on Executive Compensation

The results of the voting on a non-binding advisory proposal vote as to how frequently the Company should consider future “say-on-pay” proposals at its annual meetings of shareholders during the next six years were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
31,806,908	42,513	8,579,782	7,256	4,277,312

In light of the voting results with respect to the frequency of future shareholder advisory votes on executive compensation shown above, the Company intends to hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of executive compensation.

Matter 4 - Ratification of Appointment of Independent Registered Public Accounting Firm

The voting results with respect to the proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accountant for the fiscal year ending December 31, 2017 were as follows:

For	Opposed	Abstained
42,121,814	2,575,019	16,938

Accordingly, the Company’s shareholders ratified the appointment of Deloitte and Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

No other matters were submitted to a vote of shareholders at the Annual Meeting.

Item 8.01.     Other Events

On May 19, 2017, the Company entered into a group of related agreements with Sugan Co., Ltd. (“Sugan”), which has acted as the principal distributor of the Company’s products in Japan since 1989.  Under the terms of the agreements:

(i)
Sugan agreed to transfer to the Company, at stated intervals during 2017 and 2018, a substantial portion of the product licenses, product inventory and customer information utilized by Sugan in distributing the Company’s products in Japan;

(ii)	Sugan and the Company terminated the exclusive distribution agreement under which Sugan has acted as the principal distributor of the Company’s products in Japan;

(iii)	the Company granted to Sugan exclusive distribution rights in Japan that expire on December 31, 2021 for a limited group of the Company’s products; and

(iv)	the Company agreed to supply certain products to Sugan for resale on a non-exclusive basis.

As a result of these agreements, with the exception of the limited exclusive distribution rights retained by Sugan through December 31, 2021, the Company intends to commence the direct sale of its products to customers in Japan, rather than through Sugan, beginning as early as July 1, 2017.  The aggregate transaction consideration paid by the Company in connection with this transaction, excluding future purchases under the new distribution and supply agreements, was valued at approximately $5 million.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 26, 2017, entitled "Merit Medical Announces Appointment of New Director."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: May 30, 2017	By:	/s/ Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 26, 2017, entitled "Merit Medical Announces Appointment of New Director."